Exhibit 10.2

NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (“Agreement”), dated as of January 9, 2013 is by and between Silver Lake Credit Fund, L.P. (the “Seller”) and Hutchinson Technology Incorporated, a Minnesota corporation (the “Buyer”).

WHEREAS, the Seller wishes to sell Hutchinson Technology Incorporated 8.50% Convertible Senior Notes due 2026 with a face value of $4,419,000 (the “Securities”) pursuant to the terms of this Agreement;

WHEREAS, the Buyer is the issuer of the Securities and wishes to purchase the Securities pursuant to the terms of this Agreement; and

WHEREAS, the Depository Trust Company (“DTC”), New York, New York, acts as securities depository for the Securities, which are held in book entry form represented by CUSIP number 448407AG1.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Purchase. Subject to the terms and conditions of this Agreement, the Seller agrees to sell and transfer the Securities to the Buyer, and the Buyer agrees to purchase the Securities from the Seller, for cash in an amount, equal to all accrued and unpaid interest on such Securities through (but not including) the Closing Date (as hereinafter defined), provided that if the Closing Date is also an Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the holder in whose name the Securities are registered at the close of business on January 1, 2013, plus an amount equal to 59.75% of the original principal amount of such Securities (the “Purchase Price”). Notwithstanding the foregoing, if the Buyer enters into other separately negotiated Notes Repurchase Agreements or other arrangements since June 30, 2012 for its 8.50% Convertible Senior Notes due 2026 prior to the Closing, (a) Buyer will promptly disclose to the Seller the material terms of all such agreements or arrangements (including, but not limited to, purchase price) and (b) the Purchase Price shall be increase to the highest purchase price for all 8.50% Convertible Senior Notes repurchased under such other agreements or arrangements. Payments will be made via the DTC system. Subject to the terms and conditions of this Agreement and effective upon payment for the Securities, the Seller waives any and all rights with respect to the Securities (including, without limitation, any existing or past defaults and the consequences thereof in respect of the Securities and the indenture under which the Securities were issued), and releases and discharges the Buyer from any and all claims (other than claims under this Agreement) that the Seller may have now, or may have in the future, arising out of, or related to, the Securities (including, without limitation, any claims that the Seller is entitled (i) to receive additional principal or interest payments with respect to the Securities, (ii) to convert the Securities into cash, shares of common stock of the Buyer, or both, or (iii) to participate in any redemption or defeasance of the Securities or be entitled to any of the benefits under the indenture under which the Securities were issued).

Section 2. Closing. The transfer of the Securities pursuant to this Agreement shall occur simultaneously with the delivery to the Seller of the consideration described in Section 1 above (the “Closing” and the “Closing Date,” respectively). Upon satisfaction of the conditions hereto, the Buyer agrees to notify the Seller of the satisfaction of such conditions and the Seller agrees within two business days after receipt of such notice to instruct the Seller’s broker to arrange for a DVP delivery via the DTC system, and the Buyer agrees to pay the consideration described in Section 1 upon the delivery of the Securities by the Seller via DTC. Closing is expected to occur within two business days after receipt by the Seller of notice of the satisfaction of the conditions hereto.

Section 3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, that:

(a) The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of the Seller and have been or will have been duly authorized by all necessary action on the part of the Seller, and that this Agreement constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Seller.

(c) The execution, delivery and performance by the Seller and the Buyer of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the certificate of incorporation or bylaws (or similar constituent documents) of the Seller, (ii) violate any material agreement to which the Seller is a party or by which the Seller or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Seller.

(d) The Seller is the beneficial owner of the Securities and upon the consummation of the transactions contemplated hereby, the Buyer will receive the Securities free and clear of all encumbrances, liens, equities or claims created by the Seller.

(e) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission from the Buyer upon consummation of the transactions contemplated by this Agreement.

(f) The Seller (i) either alone or together with its representatives, has such knowledge and experience in financial, business and tax matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and to make an informed decision to sell the Securities, and has so evaluated the risks and merits of such sale, and (ii) has had the opportunity to review the reports filed by the Buyer with the Securities and Exchange Commission (“SEC”). Notwithstanding the foregoing, the Seller acknowledges that the Buyer has made no representations, warranties or covenants regarding the Buyer or the Securities that are not reflected in this Agreement.

(g) The Seller acknowledges that this Agreement is the result of individual negotiations between the Buyer and the Seller and that the Buyer may be in negotiations with other holders of its 8.50% Convertible Senior Notes due 2026 which may be on the same or different terms than the terms contemplated by this Agreement.

Section 4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing Date, that:

(a) The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of the Buyer and have been or will have been duly authorized by all necessary action on the part of the Buyer, and that this Agreement constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Buyer.

(c) The execution, delivery and performance by the Seller and the Buyer of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation or bylaws of the Buyer, (ii) upon receipt of the consents, amendments and waivers that are conditions to the Buyer’s obligations hereunder, violate any material agreement to which the Buyer is a party or by which the Buyer or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Buyer.

(d) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission from the Seller upon consummation of the transactions contemplated by this Agreement.

(e) The forms, documents, statements and reports filed by the Buyer with the SEC under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) from January 1, 2012 to the date hereof (the “SEC Reports”) do not, as of the thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement contained therein not materially misleading in light of the circumstances under which such statements were made. Any management projections, estimates, or forward-looking statements included in the SEC Reports are based on assumptions and estimates developed by management of the Buyer in good faith and management believes such assumptions and estimates to be reasonable as of the date of the SEC Reports.

(f) As required by Section 1 and prior to the Closing Date, the Buyer has disclosed to the Seller the material terms of all Note Repurchase Agreements or other arrangements for its 8.50% Convertible Senior Notes due 2026.

Section 5. Covenants.

(a) During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement in accordance with Section 7 below (the “Termination Date”), the Seller shall:

(i) not take or omit to take any action as a result of which any representation or warranty of the Seller made in Section 3 would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

(ii) not take or omit to take any action inconsistent with the consummation of the transactions contemplated hereby; and

(iii) unless disclosure has been made by the Buyer, keep confidential that the parties have entered into this Agreement and the terms of the transactions contemplated hereby.

(b) During the period from the date of this Agreement and continuing until the Closing or the Termination Date, the Buyer shall:

(i) not take or omit to take any action as a result of which any representation or warranty of the Buyer made in Section 4 would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

(ii) not take or omit to take any action inconsistent with the consummation of the transactions contemplated hereby; and

(iii) unless disclosure has been made by the Seller, keep confidential that the parties have entered into this Agreement and the terms of the transactions contemplated hereby, provided that nothing herein shall prohibit or limit the Buyer from disclosures to other potential sellers of its 8.50% Convertible Senior Notes due 2026 consistent with the disclosure required under Section 1 of this Agreement, to sources of financing on a confidential basis or if the Buyer determines that such disclosures are required under applicable laws or regulations, including the Securities Act, the Exchange Act, the Nasdaq National Market and similar rules applicable to the Buyer.

Section 6. Conditions to Closing.

(a) The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the condition that no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects the transactions contemplated by this Agreement, and no action, suit or other proceeding shall be pending or threatened that has a reasonable likelihood of resulting in any such order, writ, injunction or decree.

(b) The obligations of the Buyer under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the Buyer in its sole discretion:

(i) all representations and warranties of the Seller in this Agreement shall be true, complete and correct in all material respects, in each case when made and on and as of the Closing Date as if made on and as of the Closing Date;

(ii) the Buyer shall have received additional financing sufficient to repurchase the Securities (other than under its existing Revolving Credit and Security Agreement with PNC Bank, National Association, as Agent and Lender (the “Credit Agreement”)) on terms and conditions satisfactory to the Buyer in its sole discretion;

(iii) the Buyer shall have received such consents, waivers and/or amendments as may be necessary for the Buyer to consummate the transactions contemplated hereby, including without limitation under the Indenture governing its 8.50% Senior Secured Second Lien Notes due 2017 and under the Credit Agreement; and

(iv) all of the terms, covenants and conditions to be complied with and performed by the Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

(c) The obligations of the Seller under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the Seller in its sole discretion:

(i) all representations and warranties of the Buyer in this Agreement shall be true, complete and correct in all material respects, in each case when made and on and as of the Closing Date as if made on and as of the Closing Date; and

(ii) all of the terms, covenants and conditions to be complied with and performed by the Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

Section 7. Termination. This Agreement may be terminated and the transactions contemplated hereby between the Buyer and the Seller may be abandoned at any time prior to the Closing:

(a) by mutual consent of the Buyer and the Seller;

(b) by either the Buyer or the Seller if the Closing has not occurred by 5:00 p.m. central time on January 25, 2013 (provided that the failure to consummate the Closing is not due to the failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by such party prior to or on the Closing Date);

(c) by either the Buyer or the Seller (provided that such party is not then in material breach of any provision of this Agreement), if a governmental authority having proper jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(d) by the Buyer (provided that the Buyer is not then in material breach of any provision of this Agreement) if a material default or material breach shall be made by the Seller with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in this Agreement shall have become materially inaccurate, if such default, breach or inaccuracy has not been cured or waived within two business days after written notice to the Seller specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

(e) by the Seller (provided that the Seller is not then in material breach of any provision of this Agreement) if a material default or material breach shall be made by the Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in this Agreement shall have become materially inaccurate, if such default, breach or inaccuracy has not been cured or waived within two business days after written notice to the Buyer specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction.

In the event of termination pursuant to this Section 7 and abandonment of the transactions contemplated hereby, written notice thereof shall forthwith be given by the Buyer to the Seller or by the Seller to the Buyer, as applicable, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto. Any termination of this Agreement pursuant to this Section 7 shall not relieve any party of any liability for any breach of any of the provisions hereof occurring prior to such termination.

Section 8. Survival; Indemnity. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing. The Seller and the Buyer agree to indemnify and protect the other party, its employees, contractors, agents and attorneys and its successors and assigns and hold them harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred as a result of the breach by the Seller or the Buyer, as applicable, of any of its representations, warranties or covenants contained in this Agreement.

Section 9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Seller to:

Silver Lake Credit Fund, L.P.

1 Market Plaza, Steuart Tower

10th Floor, Suite 1000

San Francisco, CA 94105

Telephone: (415) 293 4355

Fax: (415) 293 4365

Attention: Geoff Oltmans

if to the Buyer to:

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, MN 55350

Telephone: (320) 587-3797

Fax: (320) 587-1810

Attention: Chief Financial Officer

with a copy to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Telephone: (612) 766-8705

Fax: (612) 766-1600

Attention: David M. Vander Haar, Esq.

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Minnesota.

Section 13. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 14. Further Assurances. The Seller agrees that it will execute such further documentation or take such further actions as the Buyer may reasonably request to effectuate the transfer of the Securities hereunder and otherwise implement this Agreement.

Section 15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

Hutchinson Technology Incorporated

By:	/s/ Charles S. Ives
Name: Charles S. Ives
Title: Treasurer

Silver Lake Credit Fund, L.P.
By: Silver Lake Financial Associates, L.P., its general partner

By:	/s/ Geoff Oltmans
Name: Geoff Oltmans
Title: Managing Director